Exhibit 2.2






                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              THE FONDA GROUP, INC.

                                       AND

                           SWEETHEART CUP COMPANY INC.




                           DATED AS OF MARCH 25, 2002

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                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of March 25, 2002 (this "Agreement"), by and between The Fonda Group, Inc., a Delaware corporation ("Fonda"), and Sweetheart Cup Company Inc. ("Sweetheart").

            WHEREAS, the respective boards of directors of Fonda and Sweetheart, deeming it advisable and for the respective benefit of Fonda and Sweetheart and their stockholders, have approved this Agreement pursuant to which, among other things, Fonda will be merged with and into Sweetheart ("Merger") on the terms and conditions contained herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

            NOW, THEREFORE, in consideration of the promises and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the DGCL, Fonda shall be merged with and into Sweetheart. Following the Merger, the separate corporate existence of Fonda shall cease and Sweetheart shall continue as the surviving corporation ("Surviving Corporation") under the name "Sweetheart Cup Company Inc."

SECTION 1.2 Closing. The closing of the transaction contemplated hereby shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "Closing") as soon as practicable after all of the conditions to the Closing set forth in Article 3 have been satisfied or waived, unless another date, time or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

SECTION 1.3 Effective Time. Simultaneously with the Closing, the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL, and (ii) making all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as the parties shall agree and shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

SECTION 1.4 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of Sweetheart, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or in accordance with applicable law, except that Article ELEVENTH of the certificate of incorporation shall be deleted in its entirety.


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SECTION 1.5 By-laws. At the Effective Time, the by-laws of Fonda, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or in the certificate of incorporation of the Surviving Corporation or by applicable law.

SECTION 1.6 Directors and Officers. At the Effective Time, the directors of Sweetheart immediately preceding the Effective Time shall become the directors of the Surviving Corporation to serve until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified. At the Effective Time, the officers of Sweetheart immediately preceding the Effective Time shall become the officers of Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or qualified.

                                   ARTICLE 2
           CONVERSION OF CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

SECTION 2.1 At the Effective Time, by virtue of the Merger and without any action on the part of Sweetheart, Fonda or their respective stockholders:

         (a) Conversion of Capital Stock of Fonda. Each share of common stock, par value $.01 per share, of Fonda (the "Fonda Common Stock"), issued and outstanding immediately prior to the Effective Time shall be cancelled.

         (b) Treasury Shares. Each share of Fonda Common Stock held in treasury by Fonda immediately prior to the Effective Time shall be cancelled and retired and cease to exist, without any conversion thereof.

         (c) Stock Certificates. On or after the Effective Time, all of the outstanding stock certificates which prior to that time represented shares of Fonda Common Stock shall be deemed cancelled.

                                   ARTICLE 3
                    CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 3.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) this Agreement (including the Merger) shall have been approved and adopted by the applicable requisite vote of the stockholders of Sweetheart and Fonda;

         (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restrains, enjoins or restricts the consummation of the transaction contemplated by this Agreement (including the Merger) or which subjects any party to substantial damages as a result

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of the consummation of the transaction contemplated by this Agreement (including the Merger); and

         (c) all required consents, approvals, waivers and authorizations of any governmental entity or regulatory agency which are necessary to effect the transactions contemplated by this Agreement (including the Merger) shall have been obtained.

                                   ARTICLE 4
                                  MISCELLANEOUS

SECTION 4.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Sweetheart and Fonda, if, in the opinion of the Boards of Directors of Sweetheart or Fonda, such action would be in the best interests of such corporations. In the event that this Agreement is terminated and the Merger abandoned pursuant to this Section 4.1, no party hereto and none of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transaction contemplated hereby.

SECTION 4.2 Amendment. This Agreement may be amended by action taken by Sweetheart and Fonda at any time before or after approval of the Merger by the stockholders of Sweetheart and Fonda but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

SECTION 4.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

SECTION 4.4 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

SECTION 4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 4.6 Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. Where the reference "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words

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"without limitation." Words denoting the singular include the plural, and vice versa, and references to "it" or "its" or words denoting any gender shall include all genders.

SECTION 4.7 Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.




                            [Signature Page follows]



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            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                    SWEETHEART CUP COMPANY INC.


                                    By /s/ Hans H. Heinsen
                                      -----------------------------
                                    Name:  Hans H. Heinsen
                                    Title: Senior Vice President


                                    THE FONDA GROUP, INC.


                                    By /s/ Hans H. Heinsen
                                      -----------------------------
                                    Name:  Hans H. Heinsen
                                    Title: Senior Vice President




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